Exhibit 21.1

Subsidiaries of Progress Software Corporation

Jurisdiction	Name
North America
California	Savvion, Inc.
Canada	Actional Technologies, Ltd.
Canada	Object Oriented Concepts, Inc.
Canada	Progress Software Corporation of Canada Ltd.
Canada	Telerik Team Success, Inc.
Delaware	Apama Inc.
Delaware	Actional Corporation
Delaware	DataRPM LLC
Delaware	Kinvey LLC
Delaware	MightyMeeting Inc.
Delaware	Object Oriented Concepts, Inc.
Delaware	Persistence Software LLC
Delaware	Progress Software International Corporation
Delaware	Progress Software Corporation
Delaware	Progress Software Denmark A/S
Delaware	Progress Software Germany GmbH
Delaware	Telerik, Inc.
Massachusetts	Oak Park Realty LLC
Massachusetts	Oak Park Realty Two LLC
Massachusetts	Progress Security Corporation
Pennsylvania	Genesis Development Corporation

Europe
Austria	Progress Software GesmbH
Belgium	DataDirect Technologies NV
Belgium	IONA Technologies SA
Belgium	Progress Software NV
Bulgaria	Telerik AD
Bulgaria	Trident Acquisition EAD
Czech Republic	Progress Software spol. s.r.o.
Denmark	Progress Software A/S
Finland	Progress Software Oy
France	Progress Software S.A.S.
Germany	Progress Software GmbH
Ireland	Orbix Limited
Ireland	SPK Acquisitions Limited
Italy	Progress Software Italy S.r.l.
Netherlands	Progress Software B.V.
Netherlands	Progress Software Europe B.V.
Norway	Progress Software A/S
Poland	Progress Software Sp. z.o o.

South Africa		Progress Software (Pty) Ltd
Spain		IONA Technologies Spain SL
Spain		Progress Software S.L.
Sweden		Progress Software Svenska AB
Switzerland		Progress Software AG
United Kingdom		Apama (UK) Limited
United Kingdom		Telerik UK Ltd.
United Kingdom		Trident Acquisition Limited
United Kingdom		Progress Software Limited

Latin America
Argentina		Progress Software de Argentina S.A.
Brazil		Progress Software do Brasil Ltda.
Chile		Progress Software de Chile S.A.
Colombia		Progress Software de Colombia S.A.
Venezuela		Progress Software de Venezuela C.A.

Asia Pacific
Australia		Progress Software Pty. Ltd.
China		Progress (Shanghai) Software System Company Limited
Hong Kong		IONA Technologies China Limited
Hong Kong		Progress Software Corporation Limited
India	`	DataRPM India Private Limited
India		Progress Software Development Private Limited
India		Progress Software Solutions India Private Limited
India		Telerik India Private Limited
Singapore		Progress Software Corporation (S) Pte. Ltd.

Other
Cayman Islands		IONA Technologies Finance